EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

CMGI, Inc.:

We consent to the use of our report dated September 30, 2004, with respect to the consolidated balance sheets of CMGI, Inc. and subsidiaries as of July 31, 2004 and 2003, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the three-year period ended July 31, 2004, incorporated by reference herein.

/s/ KPMG LLP

KPMG LLP

Boston, Massachusetts

December 13, 2004